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                                                                      EXHIBIT 10

                                                                November 4, 2004

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

RE:  Acadia Realty Trust (the "Company")

Ladies & Gentlemen:

         The undersigned is an owner of record or beneficially of certain Common Shares of Beneficial Interest of the Company ("Securities") or securities convertible into or exchangeable or exercisable for Common Shares. The Company proposes to carry out a public offering of Securities (the "Offering") for which Citigroup Global Markets Inc. will act as the representative (the "Representative") of the underwriters, if any. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company and hereby acknowledges the receipt and sufficiency of other good and valuable consideration for executing this letter agreement. The undersigned further acknowledges that you and the other underwriters, if any, are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into an underwriting agreement (the "Underwriting Agreement") with the Company with respect to the Offering.

         In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Securities, options or warrants to acquire shares of Securities, or securities exchangeable or exercisable for or convertible into shares of Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date ninety (90) days after the date of the Prospectus (the "Lock-Up Period"). The undersigned also agrees and consents to the entry, by the Company, of stop transfer instructions, which shall remain in effect only during the Lock-Up Period, with the Company's transfer agent and registrar against the transfer of shares of Securities or securities convertible into or exchangeable or exercisable for Securities held by the undersigned except in compliance with the foregoing restrictions or with the consent of the Representative; provided, however, that nothing herein shall prohibit (i) transfers to affiliates, family members, charitable remainder trusts or charitable institutions that agree in writing to be bound by the terms of this letter agreement or (ii) the exercise by the undersigned of outstanding stock options held by the undersigned, provided the Securities received by the undersigned upon any such exercise shall be subject to the provisions of this letter agreement during the Lock-Up Period.

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         If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

         This letter agreement shall become effective upon the execution of the Underwriting Agreement by all the parties named therein. Once effective, this agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

THE YALE UNIVERSITY
RETIREMENT PLAN
FOR STAFF EMPLOYEES
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Printed Name of Holder

By: State Street Bank and Trust Company
    as Trustee


By: /s/ Virginia L. Knowlton
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     Signature

Virginia L. Knowlton
Vice President
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Printed Name of Person Signing (and
indicate capacity of person signing
if signing as custodian, trustee, or
on behalf of an entity)